SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Popular, Inc.

(Exact name of registrant as specified in its charter)

(787) 765-9800

(Registrant’s telephone number, including area code)

Puerto Rico

(State of incorporation or organization)

66-0667416

(I.R.S. Employer Identification No.)

Popular Center Building

209 Muñoz Rivera Avenue, Hato Rey

San Juan, Puerto Rico 00919

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.25% Non-cumulative Monthly Income Preferred Stock, Series B	NASDAQ Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-135093 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 8.25% Non-cumulative Monthly Income Preferred Stock, Series B, of Popular, Inc. (the “Company”) is contained in the Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2008 (the “Prospectus Supplement”), pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. The Prospectus Supplement supplements the Prospectus (the “Prospectus”) contained in the Company’s Registration Statement on Form S-3 (File No. 333-135093), which was filed with the Commission on June 6, 2006. The Prospectus Supplement and the information set forth under “Description of Capital Stock—Preferred Stock” in the Prospectus are incorporated herein by reference.

Item 2. Exhibits.

1.	Composite Articles of Incorporation of the Company, as currently in effect (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

2.	Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007).

3.	Certificate of Designation creating the 8.25% Non-cumulative Monthly Income Preferred Stock, Series B.*

4.	Form of certificate representing the 8.25% Non-cumulative Monthly Income Preferred Stock, Series B.*

5.	The Prospectus Supplement, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on May 22, 2008.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 28, 2008	POPULAR, INC.

	By:	/s/ Richard Barrios
	Name:	Richard Barrios
	Title:	Senior Vice President and Treasurer